As filed with the Securities and Exchange Commission on April 24, 2002.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VYYO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3241270
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
20400 Stevens Creek Boulevard, 8th Floor
Cupertino, California 95014
(408) 863-2300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan
2000 Employee Stock Purchase Plan
(Full Title of the Plans)

Davidi Gilo
Chief Executive Officer
Vyyo Inc.
20400 Stevens Creek Boulevard, 8th Floor
Cupertino, California 95014
(Name and Address of Agent for Service)

(408) 863-2300
(Telephone Number, including Area Code, of Agent for Service)

Copy to:

Bruce P. Johnson, Esq.
General Counsel
Vyyo Inc.
20400 Stevens Creek Boulevard, Suite 800
Cupertino, CA 95014
(408) 863-2300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan, Common Stock, par value $0.0001 per share	1,839,621	$1.23(2)	$2,262,734	$209

2000 Employee Stock Purchase Plan, Common Stock, par value $0.0001 per share	300,000	$1.23(2)	$369,000	$34

Total	2,139,621		$2,631,734	$243

(1)
This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Vyyo Inc. as reported on the Nasdaq National Market on April 22, 2002.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of Registrant’s Registration Statement on Form S-8 (File No. 333-55958), filed on February 21, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 24th day of April, 2002.

VYYO INC.

By:	/s/ DAVIDI GILO
Davidi Gilo
Chief Executive Officer and Interim Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Davidi Gilo, Michael P. Corwin and Stephen P. Pezzola, and each of them, his true and lawful attorneys–in–fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post–effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys–in–fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys–in–fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVIDI GILO Davidi Gilo	Chairman of the Board, Chief Executive Officer, and Interim Chief Financial Officer(Principal Executive Officer and Principal Financial and Accounting Officer)	April 24, 2002

/s/ LEWIS S. BROAD Lewis S. Broad	Director	April 24, 2002

/s/ NEILL H. BROWNSTEIN Neill H. Brownstein	Director	April 24, 2002

/s/ AVRAHAM FISCHER Avraham Fischer	Director	April 24, 2002

/s/ JOHN P. GRIFFIN John P. Griffin	Director	April 24, 2002

/s/ SAMUEL L. KAPLAN Samuel L. Kaplan	Director	April 24, 2002

/s/ ALAN L. ZIMMERMAN Alan L. Zimmerman	Director	April 24, 2002

EXHIBIT INDEX

Exhibit Number

5.1	Opinion of Bruce P. Johnson, Esq., General Counsel of Vyyo Inc.

10.1
Second Amended and Restated 2000 Employee and Consultant Equity and Incentive Plan (filed as Exhibit 10.6 to the Vyyo Inc. Registration Statement on Form S-8, file no. 333-67070, and incorporated herein by reference).

10.2	2000 Employee Stock Purchase Plan (filed as Exhibit 10.5 to the Vyyo Inc. Registration Statement on Form S-8, file no. 333-37804, and incorporated herein by reference).

10.3
Amendment to 2000 Employee Stock Purchase Plan, adopted on November 14, 2000 (filed as Exhibit 10.6 to the Vyyo Inc. Annual Report on Form 10-K for the year ended December 31, 2000, filed on February 16, 2001, and incorporated herein by reference).

23.1	Consent of Kesselman & Kesselman CPAs (ISR), a member of PricewaterhouseCoopers International Limited, Independent Auditors

23.2	Consent of Ernst & Young LLP, Independent Auditors

23.3	Consent of Bruce P. Johnson, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)